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                                                                   EXHIBIT 23.17



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated September 17, 1997, on the combined financial statements of the Crow Family Hotel Partnerships (and to all references to our Firm) included in or made part of this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-40041) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated December 9, 1997.



Dallas, Texas                        /s/ ARTHUR ANDERSEN LLP

December 5, 1997